Exhibit 99.1

INNOVATIVE SOLUTIONS & SUPPORT

REPORTS FOURTH QUARTER AND FULL-YEAR 2024 RESULTS

Exton, PA, December 19, 2024 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) ("IS&S" or the "Company"), a leading provider of advanced avionic solutions for commercial, business aviation and military markets, today reported financial results for the three- and twelve-month periods ended September 30, 2024.

FOURTH QUARTER 2024 HIGHLIGHTS

(all comparisons versus the prior year period unless otherwise noted)

•	Net revenue of $15.4 million, +18.4% over the comparable quarter last year
•	Gross profit of $8.5 million; gross margin of 55.4%
•	Net Income of $3.2 million, or $0.18 per diluted share
•	Adjusted EBITDA(1) of $5.6 million, +16.9% over the comparable quarter last year
•	Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.0x as of September 30, 2024

FULL YEAR 2024 HIGHLIGHTS

(all comparisons versus the prior year period unless otherwise noted)

•	Net revenue of $47.2 million, +35.6% over the prior year
•	Gross profit of $25.9 million; gross margin of 54.9%
•	Net Income of $7.0 million, or $0.40 per diluted share
•	Adjusted EBITDA(1) of $13.7 million, +42.5% over the prior year

(1)	Adjusted EBITDA is a non-GAAP measure. Reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

MANAGEMENT COMMENTARY

“IS&S continues to build an advanced avionics business focused exclusively on high-value, ‘advanced avionics’ solutions for commercial air transport, business aviation and military customers,” stated Shahram Askarpour, Chief Executive Officer of IS&S. “Our industry-unique products and systems integration expertise has positioned IS&S as a preferred partner in the fleet modernization and retrofit markets, where our in-house design, manufacturing, installation and support capabilities provide customers with safe, compliant, and cost-effective solutions that enhance aircraft safety, compliance, and mission readiness.”

“This was a transformative year for IS&S, which featured significant year-over-year growth in revenue, net income, and EBITDA,” continued Askarpour. “The successful integration of several platforms recently acquired from Honeywell has served to further advance our important autonomous flights initiative, bringing us additional technologies that are stepping-stones on the path to complete autonomy. IS&S is well-positioned for another consecutive year of profitable growth in FY 2025.”

“During the fourth quarter, we delivered more than 18% year-over-year revenue growth, driven by momentum from new military programs and recently acquired product lines,” continued Askarpour. “Demand across our military end-markets has increased in recent quarters, evidenced by orders from both the U.S. Department of Defense and allied foreign militaries.

“New product development remains a key strategic priority for IS&S,” continued Askarpour. “During 2025, we intend to launch our next generation Utility Management System, or UMS2. Our UMS2 will be an AI-capable system with integrated neural network capabilities making it a cutting-edge certifiable monitoring and control system in the aviation market. We anticipate that the system’s AI capabilities will serve to significantly enhance crew efficiency, by enabling additional cockpit automation. As our UMS2 is platform agnostic and can be adapted to various aircraft, we see significant growth potential for this product line over the next several years.”

“We remain committed to a disciplined capital allocation strategy, one that seeks to maximize our return on invested capital, over the long-term,” stated Jeffrey DiGiovanni, Chief Financial Officer of IS&S. “In FY 2024, we continued to prioritize efficient free cash flow generation, while increasing our financial flexibility in support of growth investments. During the last 18 months, we’ve completed two strategic product line acquisitions from Honeywell, even as we’ve reduced net leverage and improved our liquidity profile. In September, we increased the capacity of our credit facility to $35 million, which provides us with financial flexibility to support our ongoing operations and facility expansion.”

“Over this coming year, we expect further growth within our retrofit markets via supporting the aging aircraft types with our advanced solutions. We also remain highly focused on product innovation and new product development, such as the upcoming launch of our new UMS2. Finally, we intend to remain an opportunistic acquiror of complementary product lines that expand our capabilities for advanced avionics. Our collective focus on growth, operational efficiency and disciplined capital allocation positions IS&S for sustained value creation in the year ahead,” added Askarpour.

FOURTH QUARTER 2024 PERFORMANCE

Fourth quarter revenue was $15.4 million, an increase of 18.4% compared to the same period last year, driven by momentum in new military programs and revenue synergies from the acquired Honeywell product lines, as well as incremental revenues from recently acquired platforms.

Gross profit was $8.5 million during the fourth quarter of 2024, up 5.1% from gross profit of $8.1 million in the fourth quarter of last year. The improvement was driven by strong revenue growth, partially offset by higher depreciation and amortization expense resulting from the Honeywell acquisitions and continued investments in growth initiatives.

Fourth quarter 2024 gross margin was 55.4%, up from 53.4% during the third quarter of fiscal 2024, as the Company enjoyed continued efficiency gains from the integration of the acquired Honeywell product lines over the course of the year. Fourth quarter gross margin was down from the fourth quarter of 2023, primarily due to an increase in acquisition-related depreciation and amortization expense and a shift in product mix.

Fourth quarter 2024 operating expenses were $4.2 million, compared to $4.5 million in the fourth quarter of last year reflecting our ongoing focus on improving operational efficiency. Operating expenses represented 27.1% of revenue during the fourth quarter, down from 34.3% in the fourth quarter of last year, given this focus as well as improved operating leverage from higher consolidated revenues.

Adjusted EBITDA was $5.6 million during the fourth quarter, up from $4.8 million in the fourth quarter of last year.

New orders in the fourth quarter of fiscal 2024 were $95.4 million, which includes $74.3 million of backlog acquired as part of the product line acquisition on September 27, 2024, and backlog as of September 30, 2024, was $89.2 million. The backlog includes only purchase orders in-hand and excludes orders from the Company’s OEM customers under long-term programs, including Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk, Boeing KC-46A, and Lockheed Martin.

BALANCE SHEET, LIQUIDITY AND FREE CASH FLOW

As of September 30, 2024, IS&S had total debt of $28.0 million. Cash and cash equivalents as of September 30, 2024, were $0.5 million, resulting in net debt of $27.5 million. As of September 30, 2024, IS&S had total cash and availability under its credit line of approximately $7.5 million.

Cash flow from operations was $5.8 million during fiscal 2024 compared to $2.1 million in the same period last year. Capital expenditures during fiscal 2024 were $0.7 million, versus $0.3 million in the year-ago period. Free cash flow increased to $5.1 million during fiscal 2024, up from $1.8 million in the same period last year.

FOURTH QUARTER 2024 RESULTS CONFERENCE CALL

IS&S will host a conference call at 5:00 PM ET on Thursday December 19, 2024, to discuss the Company’s fourth quarter and full-year 2024 results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the IS&S website at https://innovative-ss.com/iss-investor-relations/events-presentations/, and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live:	(844) 739-3798
International Live:	(412) 317-5714

To listen to a replay of the teleconference, which will be available through January 2, 2025:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Passcode:	10194980

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, adjusted EBITDA margin, and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, net income (for EBITDA and adjusted EBITDA), or net cash provided by operating activities (for free cash flow), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, net cash provided by operating activities, or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization The Company believes that EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

The Company defines adjusted EBITDA as net income before interest, taxes, depreciation, amortization, and certain items of income and expense, transaction-related acquisition and integration expenses, severance, and certain non-recurring items. The Company believes that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management to assess the Company’s financial performance. The Company believes that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of the Company’s financial performance. The Company believes that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•	does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	excludes the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;
•	does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and
•	excludes certain tax payments that may represent a reduction in available cash.

Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE SOLUTIONS & SUPPORT

Headquartered in Exton, Pa., Innovative Solutions & Support (IS&S) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.innovative-ss.com.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, references to “fiscal 2025”, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	September 30,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$538,977	$3,097,193
Accounts receivable	12,612,482	9,743,714
Contract assets	1,680,060	487,139
Inventories	12,732,381	6,139,713
Prepaid inventory	5,960,404	12,069,114
Prepaid expenses and other current assets	1,161,394	1,073,012
Assets held for sale	—	2,063,818

Total current assets	34,685,698	34,673,703

Goodwill	5,213,104	3,557,886
Intangible assets, net	27,012,292	16,185,321
Property and equipment, net	13,372,298	7,892,427
Deferred income taxes	1,625,144	456,392
Other assets	473,725	191,722

Total assets	$82,382,261	$62,957,451

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$—	$2,000,000
Accounts payable	2,315,479	1,337,275
Accrued expenses	4,609,294	2,918,325
Contract liability	340,481	143,359

Total current liabilities	7,265,254	6,398,959

Long-term debt	28,027,002	17,500,000
Other liabilities	451,350	421,508

Total liabilities	35,743,606	24,320,467

Commitments and contingencies

Shareholders’ equity	46,638,655	38,636,984

Total liabilities and shareholders’ equity	82,382,261	62,957,451

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Twelve months ended September 30,
	2024	2023	2024	2023
Net Sales:
Product	$9,833,165	$4,980,888	$24,279,918	$22,589,657
Services	5,551,641	8,011,708	22,918,102	12,218,856
Total net sales	15,384,806	12,992,596	47,198,020	34,808,513

Cost of sales:
Product	4,334,853	2,265,312	10,570,521	9,715,517
Services	2,521,708	2,614,813	10,713,908	3,781,925
Total cost of sales	6,856,561	4,880,125	21,284,429	13,497,442

Gross profit	8,528,245	8,112,471	25,913,591	21,311,071

Operating expenses:
Research and development	1,106,355	741,579	4,137,985	3,129,518
Selling, general and administrative	3,055,722	3,718,293	12,114,069	10,822,505
Total operating expenses	4,162,077	4,459,872	16,252,054	13,952,023

Operating income	4,366,168	3,652,599	9,661,537	7,359,048

Interest expense	(233,042)	(393,281)	(937,309)	(393,281)
Interest income	5,827	85,693	127,332	518,188
Other income	(57,040)	19,813	—	151,317
Income before income taxes	4,081,913	3,364,824	8,851,560	7,635,272

Income tax expense	901,719	730,202	1,853,180	1,607,517

Net income	$3,180,194	$2,634,622	$6,998,380	$6,027,755

Net income per common share:
Basic	$0.18	$0.15	$0.40	$0.35
Diluted	$0.18	$0.15	$0.40	$0.35

Weighted average shares outstanding:
Basic	17,471,548	17,400,659	17,459,823	17,411,684
Diluted	17,492,686	17,451,314	17,480,247	17,419,185

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	3 Months Ended September		12 Months Ended September
	2023	2024	2023	2024
Net Income	$2,634,622	$3,180,194	$6,027,755	$6,998,379
Income tax expense	730,202	901,719	1,607,517	1,853,180
Interest expense	393,281	233,042	393,281	937,309
Depreciation and amortization	439,051	660,710	697,943	2,097,942
EBITDA	$4,197,156	$4,975,665	$8,726,496	$11,886,810

Acquisition related costs	464,506	655,011	710,705	1,172,363
CFO transition, ATM Costs and other strategic initiatives	156,061	-	156,061	612,907
Adjusted EBITDA	$4,817,723	$5,630,676	$9,593,262	$13,672,080

Free Cash Flow

	3 Months Ended September		12 Months Ended September
	2023	2024	2023	2024
Operating Cashflow	$1,158,249	$593,288	$2,096,174	$5,796,223
Capital Expenditures	133,289	293,819	298,373	657,790
Free Cashflow	$1,024,960	$299,469	$1,797,801	$5,138,433

Net Debt and Net Debt Leverage

	3 Months Ended September
	2023		2024
Total Debt	$19,500,000		$28,027,002
Cash	3,097,193		538,977
Net Debt	$16,402,807		$27,488,025

Leverage Ratio	1.3	x	2.0	x